EXHIBIT 21.1

INTERMEC, INC.

SUBSIDIARIES OF THE REGISTRANT

AS AT DECEMBER 31, 2011

GATC s.r.o. (CZECH REPUBLIC)

Infolink Group Limited (AUSTRALIA)

Intermec (South America) Ltda. (BRAZIL)

Intermec Australia Pty. Ltd. (AUSTRALIA)

Intermec Europe Limited (U.K.)

Intermec International B.V. (NETHERLANDS)

Intermec International Inc. (WASHINGTON)

Intermec IP Corp. (DELAWARE)

Intermec Label Products B.V. (NETHERLANDS)

Intermec LLC (DELAWARE)

Intermec Scanner Technology Center S.A.S. (FRANCE)

Intermec Services, S.de R.L. de C.V. (MEXICO)

Intermec Technologies (S) Pte Ltd (SINGAPORE)

Intermec Technologies A/S (DENMARK)

Intermec Technologies AB (SWEDEN)

Intermec Technologies Australia Pty. Limited (AUSTRALIA)

Intermec Technologies Benelux B.V. (NETHERLANDS)

Intermec Technologies Canada ULC (CANADA)

Intermec Technologies Corporation (WASHINGTON)

Intermec Technologies de México, S. de R.L. de C.V. (MEXICO)

Intermec Technologies European Partnership C.V. (NETHERLANDS)

Intermec Technologies GmbH (GERMANY)

Intermec Technologies Holdings B.V. (NETHERLANDS)

Intermec Technologies S.A.S. (FRANCE)

Intermec Technologies S.r.l. (ITALY)

Intermec Technologies, S.L.U. (SPAIN)

Intermec Technologies U.K. Limited (U.K.)

ITC Intermec Technologies Corporation AS (NORWAY)

Vocollect, Inc. (PENNSYLVANIA)

The Registrant has additional operating subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary.

All above-listed subsidiaries have been consolidated in the Registrant’s financial statements.